DLH Reports Fiscal 2023 Fourth Quarter Results
Company Finishes Fiscal 2023 Positioned for Growth and Further Debt Reduction in Year Ahead
Atlanta, Georgia – December 06, 2023 - DLH Holdings Corp. (NASDAQ: DLHC) (“DLH” or the “Company”), a leading provider of science research and development, systems engineering and integration, and digital transformation and cyber security solutions to federal agencies, today announced financial results for its fourth quarter and fiscal year ended September 30, 2023.

Fourth Quarter Highlights
•Fourth quarter revenue was $101.5 million in fiscal 2023 versus $67.2 million in fiscal 2022, primarily reflecting the impact from the Company's December 2022 acquisition as well as net organic growth in the business.
•Reflecting the previously announced non-cash impairment charge of $7.7 million, earnings were $(2.6) million, or $(0.18) per diluted share, for the fiscal 2023 fourth quarter versus $3.4 million, or $0.24 per diluted share, for the fourth quarter of fiscal 2022. Adjusted Net Income and Adjusted Diluted Earnings Per Share ("EPS") were $2.3 million, or $0.16 per diluted share versus $3.7 million, or $0.26 per diluted share, respectively, for the prior-year period.
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") were $4.4 million for the fiscal 2023 fourth quarter as compared to $6.6 million in fiscal 2022 fourth quarter. Adjusted EBITDA for the same periods were $12.1 million and $7.0 million, respectively.

Full Year Highlights
•Fiscal year 2023 revenue was $375.9 million compared to revenue of $395.2 million in fiscal year 2022, which included $125.8 million of revenue from the previously announced short term FEMA contracts to support Alaska. Excluding revenue attributable to the short-term FEMA contracts, revenue grew from $269.4 million in fiscal 2022 to $375.9 million in fiscal 2023, reflecting the impact of the Company’s December 2022 acquisition as well as net organic growth in the business.
•Reflecting the previously announced non-cash impairment charge of $7.7 million, earnings for the full year were $1.5 million, or $0.10 per diluted share for fiscal 2023 as compared to earnings of $23.3 million, or $1.64 per diluted share in fiscal 2022. Adjusted Net Income and Adjusted Diluted EPS were $7.9 million, or $0.55 per diluted share versus $14.4 million, or $1.01 per diluted share, respectively, in the prior-year period.
•EBITDA was $32.7 million for fiscal 2023 as compared to $40.9 million in fiscal 2022. Adjusted EBITDA for the same periods were $42.1 million and $29.1 million, respectively.

Other Highlights
•Total debt at the end of the fourth quarter was $179.4 million compared to $207.6 million, following the Company's December 2022 acquisition. The Company reduced debt by $28.2 million in the post-acquisition period, comprised of $14.3 million of mandatory payments and $13.9 million of voluntary prepayments.
•Contract backlog was $704.8 million as of September 30, 2023, versus $482.5 million at the end of the prior fiscal year.

Management Discussion

"With a year under our belt since our transformative technology acquisition, we are pleased with the evolution of DLH into a unique provider of digital transformation and cyber security, science research and development, and systems engineering services across a broad array of health, human services, and military clients," said Zach Parker, DLH President and Chief Executive Officer. "Our top line in fiscal 2023 surpassed $375 million, and we delivered $42.1 million of Adjusted EBITDA. At the same time, we remained focused on paying down debt to strengthen the balance sheet and decrease interest expense — reducing debt by more than $28 million since completing the acquisition. Our cash-generating ability continues to return value to our shareholders through debt reduction while providing the financial flexibility to pursue strategic opportunities to deliver organic growth.

"We believe that our strong suite of services and current contract portfolio, which we expect will continue to deliver revenue volume averaging over $100 million per quarter, — and access to multiple contract vehicles and bidding opportunities — position us very well for top line growth and continued strong operating results going forward. Our employees' expertise and dedication have driven DLH to its current role as a leading technology solutions provider. We expect to capitalize on the solid foundation as we leverage our full range of capabilities in fiscal 2024 and beyond."

Results for the Three Months Ended September 30, 2023

Revenue for the fourth quarter of fiscal 2023 was $101.5 million versus $67.2 million in fiscal 2022, with the year-over-year increase reflecting contributions of $33.1 million from the acquisition of GRSi in December 2022 and organic growth.

Income from operations was $0.1 million for the quarter versus $4.7 million in the prior-year period and, as a percentage of revenue, the Company reported operating margin of 0.1% in fiscal 2023 fourth quarter versus 7.0% in the same period in fiscal 2022. Income from operations for the 2023 fourth quarter was impacted by a non-cash impairment of approximately $7.7 million from the reduction in the fair value of certain leased office space. Comparing this quarter's operating income performance to the same period in the prior fiscal year, excluding the impact from corporate development costs and the impairment charge, Adjusted Operating Income was $7.8 million and $5.1 million, respectively an increase of $2.7 million. As a percentage of revenue, Adjusted Operating Income was 7.7% and 7.5% for each respective quarter.

Interest expense was $4.8 million in the fiscal fourth quarter of 2023 versus $0.5 million in the prior-year period, reflecting higher debt outstanding due to the acquisition of GRSi and increased market interest rates. (Loss)/Income before income taxes was $(4.6) million for the fourth quarter this year, reflecting the impact of the $7.7 million impairment charge, versus $4.2 million in fiscal 2022, representing (4.6)% and 6.3% of revenue, respectively, for each period.

For the three months ended September 30, 2023 and 2022, respectively, DLH recorded a $(2.0) million and $0.8 million of income tax (benefit)/expense. The Company reported net (loss)/income of approximately $(2.6) million, or $(0.18) per diluted share, for the fourth quarter of fiscal 2023 versus $3.4 million, or $0.24 per diluted share, for the fourth quarter of fiscal 2022. Adjusted Net Income was $2.3 million versus $3.7 million in the prior-year period resulting in Adjusted Diluted EPS of $0.16 and $0.26 for each respective period. As a percentage of revenue for the fourth quarter of fiscal 2023 and 2022, net loss and net income were (2.6%) and 5.1%, respectively.

On a non-GAAP basis, EBITDA for the three months ended September 30, 2023, was approximately $4.4 million versus $6.6 million in the prior-year period, or 4.4% and 9.8% of revenue, respectively. Adjusted EBITDA1 was $12.1 million versus $7.0 million in the prior-year period, or 11.9% and 10.8% of Adjusted Revenue, respectively.
Key Financial Indicators
During fiscal 2023, DLH generated $31.0 million in operating cash. As of September 30, 2023, the Company had cash of $0.2 million and debt outstanding under its credit facilities of $179.4 million versus cash of $0.2 million and debt outstanding of $20.4 million as of September 30, 2022, before the acquisition of GRSi. The Company expects to reduce its total debt balance to between $157.0 million and $153.0 million by the end of fiscal 2024.

As of September 30, 2023, total backlog was approximately $704.8 million, including funded backlog of approximately $169.9 million and unfunded backlog of $534.9 million.
Conference Call and Webcast Details
DLH management will discuss fourth quarter results and provide a general business update, including current competitive conditions and strategies, during a conference call beginning at 10:00 AM Eastern Time tomorrow, December 7, 2023. Interested parties may listen to the conference call by dialing 888-347-5290 or 412-317-5256. Presentation materials will also be posted on the Investor Relations section of the DLH website prior to the commencement of the conference call.

A digital recording of the conference call will be available for replay two hours after the completion of the call and can be accessed on the DLH Investor Relations website or by dialing 877-344-7529 and entering the conference ID 4720443.

About DLH
DLH (NASDAQ: DLHC) enhances technology, public health, and cyber security readiness missions through science, technology, cyber, and engineering solutions and services. Our experts solve some of the most complex and critical missions faced by federal customers, leveraging digital transformation, artificial intelligence, advanced analytics, cloud-based applications, telehealth systems, and more. With over 3,200 employees dedicated to the idea that “Your Mission is Our Passion,” DLH brings a unique combination of government sector experience, proven methodology, and unwavering commitment to innovative solutions to improve the lives of millions. For more information, visit www.DLHcorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that refer to expectations, projections or other characterizations of future events or circumstances or that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans”, “intends” and similar expressions) should be
1 Adjusted Net Income, Adjusted Operating Income, Adjusted Diluted Earnings Per Share, EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Adjusted Revenue are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for additional detail.

considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH’s actual results to differ materially from those indicated by the forward-looking statements. Forward-looking statements in this release include, among others, statements regarding estimates of future revenues, operating income, earnings and cash flow. These statements reflect our belief and assumptions as to future events that may not prove to be accurate. Our actual results may differ materially from such forward-looking statements made in this release due to a variety of factors, including: the risk that we will not realize the anticipated benefits of our acquisition of GRSi or any other acquisitions (including anticipated future financial performance and results); the diversion of management’s attention from normal daily operations of the business and the challenges of managing larger and more widespread operations resulting from our recent acquisition; the inability to retain employees and customers; contract awards in connection with re-competes for present business and/or competition for new business; our ability to manage our increased debt obligations; compliance with bank financial and other covenants; changes in client budgetary priorities; government contract procurement (such as bid and award protests, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the ability to successfully integrate the operations of GRSi or any future acquisitions; the impact of inflation and higher interest rates; and other risks described in our SEC filings. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, as well as subsequent reports filed thereafter. The forward-looking statements contained herein are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and business.

Such forward-looking statements are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements, except as may be required by law.

CONTACTS:

INVESTOR RELATIONS
Contact: Chris Witty
Phone: 646-438-9385
Email: cwitty@darrowir.com
TABLES TO FOLLOW

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenue	$101,476	$67,233	$375,872	$395,173
Cost of Operations
Contract costs	79,238	51,701	296,016	322,886
General and administrative costs	10,172	8,551	37,795	30,730
Impairment loss of long-lived asset	7,673	—	7,673	—
Corporate development costs	—	364	1,735	614
Depreciation and amortization	4,281	1,926	15,562	7,665
Total operating costs	101,364	62,542	358,781	361,895
Income from operations	112	4,691	17,091	33,278
Interest expense	4,760	477	16,271	2,215
Income before provision for income taxes	(4,648)	4,214	820	31,063
Provision for income taxes	(2,018)	772	(641)	7,775
Net income	$(2,630)	$3,442	$1,461	$23,288

Net income per share - basic	$(0.19)	$0.27	$0.11	$1.82
Net income per share - diluted	$(0.18)	$0.24	$0.10	$1.64
Weighted average common shares outstanding
Basic	13,901	12,980	13,704	12,830
Diluted	14,579	14,307	14,431	14,179

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	September 30, 2023	September 30, 2022
ASSETS
Current assets:
Cash	$215	$228
Accounts receivable	59,119	40,496
Other current assets	3,067	2,878
Total current assets	62,401	43,602
Goodwill	138,161	65,643
Intangible assets, net	124,777	40,884
Operating lease right-of-use assets	9,656	16,851
Deferred taxes, net	3,070	—
Equipment and improvements, net	1,590	1,704
Other long-term assets	186	328
Total assets	$339,841	$169,012
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$29,704	$26,862
Debt obligations - current, net of deferred financing costs	17,188	—
Accrued payroll	13,794	9,444
Operating lease liabilities - current	3,463	2,235
Other current liabilities	638	—
Total current liabilities	64,787	38,541
Long-term liabilities:
Debt obligations - long-term, net of deferred financing costs	155,147	20,416
Operating lease liabilities - long-term	15,908	16,461
Deferred taxes, net	—	1,534
Other long-term liabilities	1,560	—
Total long-term liabilities	172,615	38,411
Total liabilities	237,402	76,952
Shareholders' equity:
Common stock, $0.001 par value; authorized 40,000 shares; issued and outstanding 13,950 and 13,047 at September 30, 2023 and 2022, respectively	14	13
Additional paid-in capital	99,974	91,057
Retained earnings	2,451	990
Total shareholders’ equity	102,439	92,060
Total liabilities and shareholders' equity	$339,841	$169,012

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Twelve Months Ended
	September 30,
	2023	2022
Operating activities
Net income	$1,461	$23,288
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,562	7,665
Amortization of deferred financing costs charged to interest expense	2,182	664
Stock-based compensation expense	1,922	2,608
Deferred taxes, net	(4,604)	358
Impairment loss of long-lived asset	7,673	—
Changes in operating assets and liabilities
Accounts receivable	6,845	(7,049)
Other assets	1,757	1,387
Accrued payroll	(3,477)	319
Deferred revenue	—	(22,273)
Accounts payable and accrued liabilities	(75)	(5,855)
Other liabilities	1,787	131
Net cash provided by operating activities	31,033	1,243
Investing activities
Business acquisition, net of cash acquired	(180,572)	—
Purchase of equipment and improvements	(625)	(872)
Net cash used in investing activities	(181,197)	(872)
Financing activities
Proceeds from revolving line of credit	205,268	—
Repayment of revolving line of credit	(195,721)	—
Proceeds from debt obligations	168,000	17,000
Repayments of debt obligations	(20,188)	(41,750)
Payments of deferred financing costs	(7,666)	—
Proceeds from issuance of common stock upon exercise of options and warrants	1,108	837
Payment of tax obligations resulting from net exercise of stock options	(650)	(281)
Net cash provided by (used in) financing activities	150,151	(24,194)
Net change in cash	(13)	(23,823)
Cash - beginning of year	228	24,051
Cash - end of year	$215	$228
Supplemental disclosures of cash flow information
Cash paid during the year for interest	$14,153	$1,528
Cash paid during the year for income taxes	$5,604	$9,282
Supplemental disclosures of non-cash activity
Common stock surrendered for the exercise of stock options	$238	$256

Non-GAAP Financial Measures
The Company is presenting additional non-GAAP measures regarding its financial performance for the fiscal years ended September 30, 2023 and 2022. The measures presented are Adjusted Revenue, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted Earnings Per Share ("EPS"), Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”), EBITDA Margin on Revenue, Adjusted EBITDA, and Adjusted EBITDA Margin on Adjusted Revenue. In calculating these measures, we have added the corporate development costs associated with completing the GRSi acquisition to our results for fiscal year 2023 and 2022, removed the impairment loss on certain real estate assets, and removed the contribution from the FEMA task orders from the results for fiscal year 2022. These resulting measures present the quarterly and annual financial performance compared to results delivered in the prior year period. Definitions of these additional non-GAAP measures are set forth below.

We have prepared these additional non-GAAP measures to eliminate the impact of items that we do not consider indicative of ongoing operating performance due to their inherently unusual or extraordinary nature. These non-GAAP measures of performance are used by management to conduct and evaluate its business during its review of operating results for the periods presented. Management and the Company's Board utilize these non-GAAP measures to make decisions about the use of the Company's resources, analyze performance between periods, develop internal projections and measure management performance. We believe that these non-GAAP measures are useful to investors in evaluating the Company's ongoing operating and financial results and understanding how such results compare with the Company's historical performance.

These supplemental performance measurements may vary from and may not be comparable to similarly titled measures by other companies in our industry. Adjusted Revenue, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Adjusted Revenue are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing our performance investors should (i) evaluate each adjustment in our reconciliation to the nearest GAAP financial measures and (ii) use the aforementioned non-GAAP measures in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS, as measures of operating results, each as defined under GAAP. We have defined these non-GAAP measures as follows:

“Adjusted Revenue” represents revenue less the contribution to revenue from the short-term FEMA task orders.

“Adjusted Operating Income” represents operating income plus the corporate development costs associated with completing the GRSi acquisition in fiscal 2023 and 2022 and the impairment loss on the right of use asset incurred only in fiscal 2023, less the contribution from the FEMA task orders, which occurred only in fiscal 2022.

“Adjusted Net Income” represents net income including the corporate development costs associated with completing the acquisition, the impairment loss on the right of use asset, as well as the FEMA task orders.

“Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to net income.

"EBITDA" represents net income before income taxes, interest, depreciation and amortization.

“Adjusted EBITDA” represents net income before income taxes, interest, depreciation and amortization and the corporate costs associated with completing the acquisition, the impairment loss on the right of use asset less the contribution from FEMA task orders.

“Adjusted EBITDA Margin on Adjusted Revenue” is calculated as Adjusted EBITDA divided by Adjusted Revenue.

Below is a reconciliation of Adjusted Revenue, Adjusted Operating Income, Adjusted Net Income, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue and Adjusted EBITDA Margin on Adjusted Revenue reported for the three months and fiscal years ended September 30, 2023 and 2022 compared to the most directly comparable financial measure calculated and presented in accordance with GAAP as follows (in thousands except for per share amounts):

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
	2023	2022	Change	2023	2022	Change
Adjusted Revenue
Revenue	$101,476	$67,233	$34,243	$375,872	$395,173	$(19,301)
Less: FEMA task orders to support Alaska (a)	—	—	—	—	125,773	(125,773)
Adjusted Revenue	$101,476	$67,233	$34,243	$375,872	$269,400	$106,472

Adjusted Operating Income
Operating Income	$112	$4,691	$(4,579)	$17,091	$33,278	$(16,187)
Impairment loss of long-lived asset (c)	7,673	—	7,673	7,673	—	7,673
Corporate development costs (b)	—	364	(364)	1,735	614	1,121
Less: FEMA task orders to support Alaska (d)	—	—	—	—	12,479	(12,479)
Adjusted Operating Income	$7,785	$5,055	$2,730	$26,499	$21,413	$5,086

Adjusted Net income (e)
Net Income	$(2,630)	3,442	$(6,072)	$1,461	23,288	$(21,827)
Impairment loss of long-lived asset (c)	7,673	—	7,673	7,673	—	7,673
Corporate development costs (b)	—	364	(364)	1,735	614	1,121
Less: FEMA task orders to support Alaska (d)	—	—	—	—	12,479	(12,479)
Adjustment for tax effect (g)	(2,714)	(67)	(2,647)	(2,993)	3,007	(6,000)
Adjusted Net Income	$2,329	$3,739	$(1,410)	$7,876	$14,430	$(6,554)

Adjusted Diluted Earnings Per Share (f)
Weighted average diluted shares outstanding	14,579	14,307	272	14,431	14,179	252
Diluted earnings per share	$(0.18)	$0.24	$(0.42)	$0.10	$1.64	$(1.54)
Adjusted Diluted Earnings Per Share	$0.16	$0.26	$(0.10)	$0.55	$1.01	$(0.46)

EBITDA, Adjusted EBITDA, EBITDA Margin on Revenue & Adjusted EBITDA Margin on Adjusted Revenue
Net Income	$(2,630)	$3,442	$(6,072)	$1,461	$23,288	$(21,827)
Interest expense	4,760	477	4,283	16,271	2,215	14,056
Depreciation and amortization	4,281	1,926	2,355	15,562	7,665	7,897
Provision for income taxes	(2,018)	772	(2,790)	(641)	7,775	(8,416)
EBITDA	$4,393	$6,617	$(2,224)	$32,653	$40,943	$(8,290)
Corporate development costs (b)	—	364	(364)	1,735	614	1,121
Impairment loss of long-lived asset (c)	7,673	—	7,673	7,673	—	7,673
Less: FEMA task order to support Alaska (d)	—	—	—	—	12,479	(12,479)
Adjusted EBITDA	$12,066	$6,981	$5,085	$42,061	$29,078	$12,983
Net income margin on Revenue	(2.6)%	5.1%		0.4%	5.9%
EBITDA Margin on Revenue	4.3%	9.8%		8.7%	10.4%
Adjusted EBITDA Margin on Adjusted Revenue	11.9%	10.4%		11.2%	10.8%

(a): Represents revenue adjusted to exclude revenue from the short-term FEMA task orders during the fiscal year ended September 30, 2022.

(b): Represents corporate development costs we incurred to complete the GRSi transaction. These costs primarily include legal counsel, financial due diligence, customer market analysis and representation and warranty insurance premiums.

(c): Represents impairment loss of certain long-lived real estate assets associated with a reduction of the fair value of an asset prompted by a triggering event. During the fourth quarter of fiscal 2023, DLH reduced its leased office space requirement by consolidating underutilized premises as part of an ongoing facility rationalization effort, to accurately reflect the operational needs of the business. As a result, the Company has determined that its Right of Use Assets experienced a reduction in fair value below its associated carrying value and recorded a $7.7 million loss of fair value.

(d):Adjusted operating income represents the Company’s consolidated operating income, determined in accordance with GAAP, adjusted to add the corporate development costs associated with the GRSi acquisition for fiscal year 2023, adjusted to add back the impairment loss of certain real estate assets and adjusted to exclude the operating income derived from the FEMA task orders. Operating income for the FEMA task orders for the fiscal year ended September 30, 2022, is derived by subtracting from the revenue attributable to the task orders of $125.8 million the following amounts associated with such task orders: contract costs $112.1 million and general & administrative costs of $1.2 million.

(e) Adjusted net income represents the Company’s consolidated net income, determined in accordance with GAAP, adding back the impairment loss of long-lived assets and corporate development costs as defined, less the net income derived from the FEMA task orders. There was no net income derived from the FEMA task orders during the fiscal year ended September 30, 2023. For the fiscal year ended September 30, 2022, net income for the FEMA task orders is derived by subtracting from the revenue attributable to the task orders of $125.8 million the following amounts associated with such task orders: contract costs of $112.1 million, general & administrative costs of $1.2 million, and provision for income taxes of $3.2 million.

(f) Adjusted diluted earnings per share (adjusted diluted EPS) is calculated by adding back the effect on the Company's diluted EPS determined in accordance with GAAP, of the impairment loss of long-lived assets and corporate development costs as defined, as well as their tax effect as defined, and subtracting the effect on diluted EPS for the FEMA task orders.

(g) Tax effect is the impact the tax expense per the tax provision